UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2003

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	72-1445282	1-15759
(IRS Employer	(State or other jurisdiction	(Commission File Number)
Identification No.)	of incorporation)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Item 12.          Results of Operations and Financial Condition.

                        On August 11, 2003, Cleco Corporation (the "Company") furnished the press release regarding the Company's reported earnings for the quarter and six month period ended June 30, 2003 to the Securities and Exchange Commission through the filing of an Item 12 Current Report on Form 8-K.  The press release was attached to the Form 8-K as Exhibit 99.1.   The second column in the first table of Schedule I - Reconciliation of Midstream, Midstream Wholesale Generating Projects, and Perryville Non-GAAP Earnings Data to Their Most Comparable Financial Measure Calculated and Presented in Accordance with GAAP on page 8 of the press release contained a typographical error.  The column should have been labeled Six Months Ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION
Date: August 12, 2003	By: /s/ Kathleen F. Nolen
Kathleen F. Nolen
Treasurer